Confidential

Presentation to:

Board of Directors

PROJECT ENERGIZER

June 4, 2002

Steve Kent	Managing Director
Jim Lott	Vice President
Jeff Brand	Associate

Keefe, Bruyette & Woods, Inc.—SPECIALISTS IN BANKING AND FINANCIAL SERVICES

TABLE OF CONTENTS

Section
Process & Transaction Overview	1
First National of Nebraska Overview	2
Valuation Methodologies	3
Valuation Analysis:	4
Comparable Public Company Analysis	4a
Business Component Valuation Analysis	4b
Comparable Merger & Acquisition Analysis	4c
Comparable Self-tender Analysis	4d
Discounted Cash Flow Analysis	4e
Valuation Summary & Conclusions	4f
Financial Impact of Tender to Remaining Shareholders	5
Appendix
Peer Group Detail	A

Process & Transaction Overview

KBW's Role & Process Overview

•
In conjunction with a proposed Odd-lot Tender Offer (the "Tender Offer") Keefe, Bruyette & Woods, Inc. ("KBW") has been retained by First National of Nebraska ("First National") to assist First National in determining a valuation range for the Tender Offer and to render an opinion (the "Opinion") as to the fairness, from a financial point of view, to the shareholders of First National (other than the Lauritzen family) of the per share consideration offered in the Tender Offer.

•
KBW conducted due diligence with senior management which included, but was not limited to:

•
History

•
Operations

•
Financial performance prospects

•
Strategy and goals

•
Future business opportunities

•
Trading characteristics of First National stock

•
KBW reviewed historical and projected operating performance of First National and completed various financial analyses related to the Tender Offer (see Valuation Methodologies section).

•
KBW completed various financial analyses related to First National including, but not limited to, discounted cash flow analysis and comparison of First National to selected comparable publicly-traded companies.

Key Assumptions Underlying KBW's Analysis

•
Based on discussions with the First National's management, KBW made the following assumptions with their consent:

•
All material assets and liabilities (contingent or otherwise, known or unknown) of First National are as set forth in their financial statements with no material changes since the date of the last of such statements provided to KBW.

•
The financial forecasts examined by or discussed with KBW were reasonably prepared on bases reflecting the best available estimates and good faith judgments of senior management of First National as to future financial performance of First National under various reasonable scenarios.

•
KBW did not make nor obtain an independent appraisal of assets or liabilities of First National.

•
KBW did not examine the loan portfolio of First National or of the banks. Direct examination would have been beyond the scope of this valuation assignment. KBW discussed the general condition of the loan portfolio and several larger credits with management, focusing on such aspects as delinquencies, nonaccrual loans, geographic concentrations, industry concentrations, credit to related parties, known problem loans and potential losses in the portfolio. Management represented that the valuation reserve for loan losses was adequate as of March 31, 2002.

  •
  KBW relied on advice of counsel and independent accountants to First National as to legal and financial matters concerning First National and the tender offer, and assumed that the tender offer will be conducted in a manner that complies in all respects with applicable statues, law, rules and regulations.

  •
  With respect to the financial impact to shareholders who will have an ongoing equity interest in First National after completion of the tender offer, KBW considered only to the impact on the income statement items, balance sheet items, financial ratios and capital ratios discussed in this presentation, and did not attempt to ascribe any particular value to any other factors, including the impact of First National no longer filing reports with the SEC.

  •
  KBW relied on the accuracy and completeness of all information provided by the management of First National, or obtained through publicly available sources.

  •
  The Tender Offer will be consummated in accordance with the terms of the Tender Offer Document without any amendment thereto.

Objectives

•
First National's Objectives of the Tender Offer Include:

•
To give a majority of its shareholders an opportunity to sell their stock above the current market price without, in many cases, incurring any sales commissions;

•
To allow us to become a private company in order to relieve First National of the administrative burdens of being an SEC-reporting company; and

•
To enhance First National's operational flexibility by permitting it to focus on long-term business strategies that are designed to fulfill the needs of its subsidiaries and their customers.

Valuation Summary

(1)
Average of median implied values that were derived from using various valuation multiples (ie price to book, price to earnings, etc.).
(2)
Average of Comparable Public ($4,939) and Business Component Valuation ($4,639) implied values.

Valuation Summary

		5/29/02		Valuation Range
First National Data 3/31/02	Price to:
		$3,000		$3,100		$3,200		$3,300		$3,400		$3,500
$275.25	LTM EPS	10.9	x	11.3	x	11.6	x	12.0	x	12.4	x	12.7	x
$330.04	LQA EPS	9.1	x	9.4	x	9.7	x	10.0	x	10.3	x	10.6	x
$318.22	2002 EPS	9.4	x	9.7	x	10.1	x	10.4	x	10.7	x	11.0	x
$383.54	2003 EPS	7.8	x	8.1	x	8.3	x	8.6	x	8.9	x	9.1	x
$2,509.80	Book Value	120%		124%		128%		131%		135%		139%
$1,978.54	Tang. Book Value	152%		157%		162%		167%		172%		177%
	Market Premium:
$3,000.00	Current	0%		3%		7%		10%		13%		17%
$2,601.25	90 Day Average*	15%		19%		23%		27%		31%		35%

"LTM" = Last 12 Months; "LQA" = Latest Quarter Annualized.

*
90 Day Average inclusive of reported OTC Bulletin Board transactions and private transactions as reported by First National.

First National of Nebraska Overview

Company Snap Shot

•
First National is one of the top five in-house merchant processors in the United States, a top 15 Visa and MasterCard issuer, a top 20 processor of automated clearing house transactions and one of the 15 largest providers of remittance processing services.

(Dollars in thousands) Financial Summary	3/31/02	Market Valuation	5/29/02	Ownership
Total Assets	$9,976,823	OTC BB Symbol	FINN	Inside	41.69%
Total Loans	$7,067,525	Price	$3,000	Institutional	0.85%
Total Managed Credit Card Loans	$3,640,310	Quarterly Dividend	$11.00
Total Deposits	$8,260,140	Market Cap	$1,003,500	Top Institutional Holders	% Held

Oper. Return on Avg. Assets (%)	1.12%	Avg. Daily Volume	15	Bridges Investment Counsel	0.31%
Oper. Return on Avg. Equity (%)	13.33%	Price/LTM EPS	10.9x	Karpas Strategies LLC	0.30%
Net Interest Margin (%)	5.68%	Price/2002 Est. EPS	9.4x	Bridges Investment Management Inc	0.16%
Efficiency Ratio (%)	66.37%	Price/2003 Est. EPS	7.8x	Lawson Kroeker Investment Inc	0.03%
		Price/Book	119.5%	McDonald & Company Securities Inc	0.03%
Tier 1 Leverage Ratio (%)	7.08	Price/Tangible Book	151.6%
Tier 1 Capital Ratio (%)	8.49	LTM Dividend Payout	14.9%
Total Capital Ratio (%)	10.72	Dividend Yield	1.47%
Reserves / NPAs (%)	105.26	Branches & ATMs
Reserves / Loans (%)	1.74	Branches by State	CO(22),GA(1),IL(10),KS(7),NE(31),SD(5),TX(1)
Net Charge-offs / Avg. Loans (%)	2.06	Avg. Deposits Per Branch	$107,275
		Number of ATMs	258
Total Shares Outstanding	334,500

Financial Projections

	Actual 2001	Income Weighting	Projected 2002	Income Weighting	Projected 2003	Income Weighting
Consumer Income(1)	60,043	54.2%	66,968	49.3%	75,888	45.5%
Processing Income	3,530	3.2%	3,223	2.4%	3,637	2.2%
Corporate & Affiliate Bank Income(2)	47,259	42.6%	65,541	48.3%	87,318	52.3%
FNBO Admin. & Other Expenses	(29,995)		(29,289)		(38,549)

Consolidated Net Income	80,837		106,443		128,294

Earnings Per Share	$241.67		$318.22		$383.54
	Projected 2004	Income Weighting	Projected 2005	Income Weighting	Projected 2006	Income Weighting	5 Year CAGR
Consumer Income(1)	78,421	40.8%	85,002	37.1%	94,978	35.1%	9.6%
Processing Income	5,107	2.7%	6,432	2.8%	7,414	2.7%	16.0%
Corporate & Affiliate Bank Income(2)	108,502	56.5%	137,462	60.1%	167,827	62.1%	28.8%
FNBO Admin. & Other Expenses	(46,958)		(53,491)		(58,441)

Consolidated Net Income	145,072		175,405		211,778		21.2%

Earnings Per Share	$433.70		$524.38		$633.12		21.2%

Source: Management estimates.

(1)
Includes Cornerstone Mortgage business.
(2)
Includes corporate bank, affiliate banks and operations.

Price/Volume Graph

Source: Bloomberg LP

Historical Trading Multiples—Price to Book

Source: Bloomberg LP. Data as of 5/29/02.

	Since 4/8/94		Since 1/1/98		Since 1/1/01		Year-to-date
FINN
	Price	P/B (%)	Price	P/B (%)	Price	P/B (%)	Price	P/B (%)
Current	$3,000	120	$3,000	120	$3,000	120	$3,000	120

High	$4,700	371	$4,100	259	$3,000	120	$3,000	120
Low	$1,800	86	$1,800	86	$1,975	86	$2,250	92
Average	$3,015	206	$2,746	147	$2,372	102	$2,618	106

Historical Trading Multiples—Price to LTM EPS

Source: Bloomberg LP. Data as of 5/29/02.

	Since 4/8/94			Since 1/1/98			Since 1/1/01			Year-to-date
FINN
	Price	P/E		Price	P/E		Price	P/E		Price	P/E
Current	$3,000	10.9	x	$3,000	10.9	x	$3,000	10.9	x	$3,000	10.9	x

High	$4,700	21.7	x	$4,100	17.9	x	$3,000	14.3	x	$3,000	11.0	x
Low	$1,800	6.6	x	$1,800	6.6	x	$1,975	9.3	x	$2,250	9.3	x
Average	$3,015	13.3	x	$2,746	11.5	x	$2,372	11.6	x	$2,618	10.3	x

Index Graphs & Total Return* Analysis

Total Return	3 Month	1 Year	3 Year	5 Year	Since 4/94
First National	17%	39%	3%	-14%	42%
S&P 500	-3%	-15%	-14%	37%	173%
Nasdaq Bank Index	9%	22%	41%	81%	250%

Source: Bloomberg LP.
*Total return for entire period assuming reinvestment of dividend in securities.
Note: NASDAQ Bank Index includes 569 banks and thrifts.

Previous Privately Negotiated First National Repurchases

Quarter Ended	# of Shares Repurchased	Range of Prices Paid	Average Price Per Share	Trailing EPS (x)		Forward EPS (x)		BV per Share (%)	TBV per Share (%)
March-02	5,160	All at $2,564	$2,564	9.3	x	8.1	x	102%	130%
November-01	300	All at $2,400	$2,400	8.3	x	13.1	x	105%	121%
June-01	15	All at $1,850	$1,850	6.0	x	10.1	x	79%	92%
January-01	13	All at $2,200	$2,200	7.0	x	12.0	x	98%	115%
December-00	13	All at $1,850	$1,850	6.9	x	5.9	x	88%	105%
Average			2,173	7.5	x	9.8	x	95%	113%
First National—May 29, 2002			3,000	10.9	x	9.4	x	120%	152%

Note: Forward EPS for 2001 repurchases equals actual 2001 earnings per share. Forward EPS for 2002 repurchases equals 2002 projected earnings of $318.22 per share.
Sources: Tender Document.

Minority Shareholder Composition

Valuation Methodologies

Summary Methodologies Description

KBW employed five primary methodologies in determining a valuation range for First National

•
Comparable Public Company Market Analysis

•
KBW compared financial and operating information of First National to four groups of financial institutions that KBW deemed relevant.

•
The first three groups of comparable companies analyzed were:

—
widely held bank holding companies (Group 1);

—
synthetic consumer banking companies (Group 2) and

—
processing oriented companies (Group 3).

•
A fourth group was also analyzed to illustrate the discount associated with closely-held companies.

—
closely-held banks (Group 4).

•
KBW arrived at a range of values by applying the median trading multiples of Peer Groups 1, 2, 3 & 4 (i.e. price to: historical earnings, projected earnings, book value and tangible book value) to First National's corresponding financials. The values were then weighted to reflect First National's relative composition of financial and operating characteristics in relation to the individual Peer Groups.

•
Business Component Valuation Analysis

•
KBW applied a frequently used public market capitalization method by applying business unit comparable price earnings multiples to the individual business component net income contributions of First National.

•
Comparable Merger and Acquisition Transaction Analysis

•
KBW identified a comparable group of control acquisitions announced since the beginning of 2001 of banking companies with deal values ranging from $1 - $7 billion.

•
KBW applied the maximum, minimum and average deal multiples of per share consideration paid to book value, tangible book value, trailing earnings per share, projected earnings per share as well as the premium over the 1 day market price of these transactions to the related financial statistics of First National.

•
KBW then took those implied values and discounted them by a determined control value premium to derive a freely marketable value.

•
Comparable Self Tender Analysis

•
KBW analyzed recent tender offers and measured the tender offer price in relation to: the premium over the 30 day average stock price, trailing earnings, projected earnings, book value and tangible book value. The medians were then used to imply values for First National based on their corresponding financials.

•
Discounted Cash Flows Analysis

•
KBW analyzed the net present value of future distributable free capital flows.

•
Terminal value assumptions capitalize the fifth year projected earnings at a range of market earnings multiples.

Valuation Analysis: Comparable Public Company Analysis

Overview

•
Comparable Public Company Analysis

•
widely held bank holding company peer group

—
banks with assets between $5 billion and $15 billion

•
synthetic consumer peer group

—
credit card companies and consumer oriented financial institutions

•
processing peer group

—
data processing and transaction processing companies

•
closely-held bank holding company peer group

—
banks over $2 billion with insider ownership greater than 25%

Widely Held Bank Holding Company Peer Group—Market Performance

				Price To:
										Div. Payout Ratio (%)	Avg. Daily Volume (1 Mnth.)
Ticker	Institution	5/29/02 Price ($)	Market Cap ($MMs)	LTM EPS (x)	LQA EPS (x)	2002E EPS (x)	2003E EPS (x)	Book Value (%)	Tang. BV (%)			Insider Ownership (%)
ASBC	Associated Banc-Corp, (WI)	37.08	2,812	14.5	13.4	13.4	12.4	228	279	40.8	269,763	4.0
CNB	Colonial BancGroup, Inc., (AL)	15.51	1,863	14.2	13.4	12.8	11.7	196	245	44.8	238,172	7.9
CBH	Commerce Bancorp, Inc., (NJ)	49.38	3,273	30.7	27.4	26.3	22.1	503	506	33.3	278,681	13.0
CBSH	Commerce Bancshares, Inc., (MO)	45.27	2,964	16.5	15.9	15.3	13.7	227	237	22.9	102,790	10.6
CYN	City National Corporation, (CA)	53.43	2,655	17.2	15.5	15.1	13.8	266	361	22.4	176,759	19.9
TCB	TCF Financial Corporation, (MN)	51.26	3,920	18.6	18.8	16.3	14.4	425	511	38.3	259,418	8.3
FVB	First Virginia Banks, Inc., (VA)	57.59	2,756	17.9	16.4	16.2	15.2	235	283	45.5	66,859	2.4
FMER	FirstMerit Corporation, (OH)	27.05	2,298	15.5	14.1	12.6	11.5	250	294	47.1	152,890	4.8
MRBK	Mercantile Bankshares Corp., (MD)	41.75	2,918	16.4	15.8	15.2	13.9	234	257	42.4	289,686	1.0
BXS	BancorpSouth, Inc., (MS)	21.54	1,749	16.8	15.0	14.9	13.5	216	228	41.7	134,463	7.5
SKYF	Sky Financial Group Inc., (OH)	22.38	1,850	15.1	14.7	14.0	12.6	275	311	50.0	126,181	5.2
VLY	Valley National Bancorp, (NJ)	27.74	2,613	18.9	17.3	18.0	16.5	399	403	53.0	73,164	9.4
GBBK	Greater Bay Bancorp, (CA)	33.27	1,680	17.4	16.0	14.8	12.9	341	524	22.1	659,122	10.1
CFR	Cullen/Frost Bankers, Inc., (TX)	38.23	1,957	20.4	18.4	17.3	14.8	324	406	41.4	168,290	7.8
FULT	Fulton Financial Corporation, (PA)	19.13	1,973	17.2	15.9	14.9	13.7	239	261	43.9	96,415	4.4
CBCF	Citizens Banking Corporation, (MI)	32.83	1,478	16.3	15.5	14.0	13.1	211	237	51.9	87,713	4.9
WTNY	Whitney Holding Corporation, (LA)	34.90	1,386	17.6	15.9	15.9	14.7	191	222	49.1	104,136	7.4
HU	Hudson United Bancorp, (NJ)	31.30	1,415	19.0	NM	13.8	12.7	375	485	28.0	81,095	5.4
TRMK	Trustmark Corporation, (MS)	25.95	1,633	14.7	13.0	13.6	12.7	238	262	31.3	84,236	18.2
FBAN	F.N.B. Corporation, (FL)	31.05	1,360	14.2	10.2	14.8	13.4	249	309	NM	96,766	3.6
TSFG	South Financial Group, Inc. (The), (SC)	22.95	924	19.8	16.9	16.3	14.8	213	273	35.3	130,463	4.6
FMBI	First Midwest Bancorp, Inc., (IL)	29.06	1,410	17.1	16.1	15.9	14.5	316	328	37.8	98,463	5.5
CFBX	Community First Bankshares, Inc., (ND)	26.86	1,071	14.9	14.3	13.6	12.5	304	420	40.4	107,513	9.0
UBSI	United Bankshares, Inc., (WV)	29.75	1,274	15.3	14.9	14.4	13.0	252	305	46.0	98,250	15.4
SUSQ	Susquehanna Bancshares, Inc., (PA)	23.87	940	16.5	16.1	15.3	14.4	189	209	54.1	117,295	6.9
	Maximum:		3,920	30.7	27.4	26.3	22.1	503	524	54.1	659,122	19.9
	Minimum:		924	14.2	10.2	12.6	11.5	189	209	22.1	66,859	1.0
	Mean:		2,007	17.3	15.9	15.4	13.9	276	326	40.1	163,943	7.9
	Peer Median:		1,850	16.8	15.8	14.9	13.7	249	294	41.5	117,295	7.4
FINN	First National of Nebraska, (NE)	3,000	1,004	10.9	9.1	9.4	7.8	120	152	13.3	15	41.7

Source: SNL Finical. Financial data as of 3/31/02. Estimates from IBES.
LTM EPS = last twelve months operating earnings per share.

Loan Breakdown—First National vs. Widely Held Peer Group

(figures as of December 31, 2001)

First National of Nebraska—Loans ($000)
RE: One to Four Family	802,769	11.5%
RE: Multifamily	100,393	1.4%
RE: Construction & Development	649,786	9.3%
RE: Commercial	661,650	9.5%
RE: Farmland	109,167	1.6%
Commercial & Industrial	1,150,981	16.5%
Agricultural Loans	682,600	9.8%
Consumer Loans	747,419	10.7%
Credit Card Loans	1,837,368	26.4%
Other Loans	225,437	3.2%

Total Loans	6,967,570	100.0%
Peer Average—Loans ($000)
RE: One to Four Family	1,479,903	26.9%
RE: Multifamily	126,946	2.3%
RE: Construction & Development	479,792	8.7%
RE: Commercial	1,217,122	22.1%
RE: Farmland	37,495	0.7%
Commercial & Industrial	1,129,839	20.6%
Agricultural Loans	31,060	0.6%
Consumer Loans	706,555	12.9%
Credit Card Loans	30,336	0.6%
Other Loans	257,785	4.7%

Total Loans	5,496,834	100.0%

Source: SNL Financial.

Deposit Breakdown—First National vs. Widely Held Peer Group

(figures as of December 31, 2001)

First National of Nebraska—Deposits ($000)
Demand Deposits	786,239	10%
NOW & Other	422,297	5%
MMDAs & Other	2,956,464	37%
Retail Time Deposits	3,000,429	37%
Jumbo Time Deposits	926,369	11%

Total Deposits	8,091,798	100%
Widely Held Peer Average—Deposits ($000)
Demand Deposits	753,798	12%
NOW & Other	283,543	5%
MMDAs & Other	2,805,975	46%
Retail Time Deposits	1,475,696	24%
Jumbo Time Deposits	833,795	14%

Total Deposits	6,152,806	100%

Source: SNL Financial.

Implied First National Valuations Based on Widely Held Peer Group

Implied Per Share Value Ranges

Implied FINN Share Price
$13,500
$12,000
$10,500
$9,000
$7,500
$6,000
$4,500
$3,000
$1,500
$6,244
$5,817
$4,632
$5,228
$4,756
$5,241
Average of All Implied Values: $5,320
Price / Book
Price / Tang. Book
Price / LTM EPS
Price / LQA EPS
Price / 2002 EPS
Price / 2003 EPS
Peer Medians:
249%
294%
16.8x
15.8x
14.9x
13.7x

Sources: SNL Financial. Data as of 3/31/02.
See Appendix for peer group market detail.
"LTM" = Last 12 Months; "LQA" = Latest Quarter Annualized.

KEY for Implied Valuation Range
Maximum Valuation
$x,xxx
Median Valuation
Minimum Valuation

Synthetic Consumer Peer Group—Market Performance

				Price To:
										Div. Payout Ratio (%)	Avg. Daily Volume (1 Mnth.)
Ticker	Institution	5/29/02 Price ($)	Market Cap ($MMs)	LTM EPS (x)	LQA EPS (x)	2002E EPS (x)	2003E EPS (x)	Book Value (%)	Tang. BV (%)			Insider Ownership (%)
C	Citigroup, Inc., (NY)	43.50	224,693	15.2	13.9	13.5	11.7	273	432	17.2	12,318,533	1.7
WM	Washington Mutual, Inc., (WA)	38.25	37,240	11.4	9.8	9.7	8.8	202	315	25.5	3,164,014	1.7
ONE	Bank One Corporation, (IL)	40.51	47,559	15.9	14.9	14.6	12.9	227	253	31.3	2,914,161	1.3
AXP	American Express Company, (NY)	42.36	56,296	NM	23.0	21.2	18.8	451	504	17.4	4,311,690	0.8
KEY	KeyCorp, (OH)	27.36	11,640	NM	12.2	11.5	10.6	182	221	0.0	1,586,419	1.6
KRB	MBNA Corporation, (DE)	36.06	30,716	18.1	21.5	16.0	13.9	406	607	23.8	2,450,857	16.9
CCR	Countrywide Credit Industries, Inc., (CA)	49.25	6,061	10.3	9.3	10.3	9.7	144	144	0.0	746,471	4.3
CF	Charter One Financial, Inc., (OH)	35.25	7,756	17.7	15.7	13.8	12.3	271	309	32.3	922,742	5.8
SOV	Sovereign Bancorp, Inc., (PA)	15.21	4,018	15.5	15.8	12.1	10.9	165	406	10.0	1,283,371	2.9
COF	Capital One Financial Corporation, (VA)	62.24	13,724	20.2	18.7	17.3	14.5	373	NA	3.2	2,238,642	6.2
HBAN	Huntington Bancshares Incorporated, (OH)	19.87	4,967	NM	NM	14.9	13.7	204	223	41.0	999,933	1.9
PVN	Providian Financial Corporation, (CA)	7.65	2,210	NM	NM	NM	13.2	117	NA	0.0	3,012,585	4.4
TCB	TCF Financial Corporation, (MN)	51.26	3,920	18.6	18.8	16.3	14.4	425	511	38.3	229,804	8.3
NYCB	New York Community Bancorp, Inc., (NY)	28.09	2,870	19.1	15.3	13.5	11.8	279	NM	34.0	816,071	8.6
ICBC	Independence Community Bank Corp., (NY)	31.38	1,812	17.6	15.1	14.8	12.9	206	264	21.2	288,823	10.4
	Maximum:		224,693	20.2	23.0	21.2	18.8	451	607	41.0	12,318,533	16.9
	Minimum:		1,812	10.3	9.3	9.7	8.8	117	144	0.0	229,804	0.8
	Mean:		30,366	16.3	15.7	14.2	12.7	262	349	19.7	2,485,608	5.1
	Median:		7,756	17.6	15.3	14.2	12.9	227	312	21.2	1,586,419	4.3
FINN	First National of Nebraska, Inc., (NE)	3,000	1,004	10.9	9.1	9.4	7.8	120	152	13.3	15	41.7

Source: SNL Finical. Financial data as of 3/31/02. Estimates from IBES.
LTM EPS = last twelve months operating earnings per share.

Loan Breakdown—First National vs. Synthetic Consumer Peer Group

(figures as of December 31, 2001)

First National of Nebraska—Loans $(000)
RE: One to Four Family	802,769	11.5%
RE: Multifamily	100,393	1.4%
RE: Construction & Development	649,786	9.3%
RE: Commercial	661,650	9.5%
RE: Farmland	109,167	1.6%
Commercial & Industrial	1,150,981	16.5%
Agricultural Loans	682,600	9.8%
Consumer Loans	747,419	10.7%
Credit Card Loans	1,837,368	26.4%
Other Loans	225,437	3.2%

Total Loans	6,967,570	100.0%
Synthetic Consumer Peer Average—Loans $(000)
RE: One to Four Family	11,023,555	21.6%
RE: Multifamily	692,201	1.4%
RE: Construction & Development	1,024,554	2.0%
RE: Commercial	2,058,574	4.0%
RE: Farmland	114,232	0.2%
Commercial & Industrial	14,419,145	28.2%
Agricultural Loans	173,287	0.3%
Consumer Loans	8,588,467	16.8%
Credit Card Loans	6,170,381	12.1%
Other Loans	6,833,468	13.4%

Total Loans	51,097,863	100.0%

Source: SNL Financial.

Deposit Breakdown—First National vs. Synthetic Consumer Peer Group

(figures as of December 31, 2001)

First National of Nebraska—Deposits $(000)
Demand Deposits	786,239	10%
NOW & Other	422,297	5%
MMDAs & Other	2,956,464	37%
Retail Time Deposits	3,000,429	37%
Jumbo Time Deposits	926,369	11%

Total Deposits	8,091,798	100%
Synthetic Consumer Peer Average—Deposits $(000)
Demand Deposits	3,548,329	12%
NOW & Other	1,071,468	4%
MMDAs & Other	15,505,001	52%
Retail Time Deposits	5,048,425	17%
Jumbo Time Deposits	4,814,956	16%

Total Deposits	29,988,180	100%

Source: SNL Financial.

Implied First National Valuations Based on Synthetic Consumer Peer Group

Implied Per Share Value Ranges

Processing Peer Group—Market Performance

				Price To:								3 Year CAGR
								Div. Payout Ratio (%)
Ticker	Institution	5/29/02 Price ($)	Market Cap ($MMs)	LTM EPS (x)	2002E EPS (x)	2003E EPS (x)	Book Value (%)		Return on Equity (%)(1)	EBIT Margin (%)(1)	EBITDA Margin (%)(1)	Oper. EPS (%)	Rev. (%)	Debt / Equity (%)
Data Processing
AT	Alltel Corporation, (AR)	51.90	16,138	17.5	16.1	15.0	284	39.6	20.02	23.12	38.49	9.89	9.64	64.86
BSG	Bisys Group, Inc., (NY)	34.23	4,085	37.6	35.3	29.1	642	0.0	19.14	21.49	27.59	19.29	26.85	52.77
EDS	Electronic Data Systems Corp., (TX)	53.86	25,800	19.0	16.5	14.7	379	20.4	23.53	10.33	17.21	16.38	25.90	67.77
FISV(2)	Fiserv Inc., (WI)	42.11	8,053	37.6	30.8	26.2	477	0.0	14.58	18.71	26.52	21.27	19.05	25.21
MI	Marshall & Ilsley Corporation, (WI)	62.76	6,682	16.3	14.8	13.8	253	27.6	14.27	10.51	NA	11.67	8.48	138.64
Transaction Processing
CEY	Certegey, Inc., (GA)	42.30	2,941	33.3	29.5	25.7	NM	0.0	32.52	17.79	23.24	13.58	5.90	108.76
CEFT	Concord EFS, Inc., (TN)	31.95	16,311	50.7	42.2	33.2	NM	0.0	14.47	24.17	29.69	36.89	44.49	6.42
GPN	Global Payments, Inc., (GA)	34.90	1,282	29.8	28.4	24.8	419	6.2	12.11	16.40	22.56	(11.51)	(8.92)	25.08
FDC	First Data Corp, (CO)	78.43	29,985	29.0	23.8	20.6	799	3.6	24.06	23.50	33.39	17.33	10.12	88.13
NAP	National Processing Inc., (KY)	28.30	1,471	25.5	23.8	20.3	354	0.0	13.83	18.23	22.53	57.79	55.92	0.00
TSS	Total System Services Inc., (GA)	22.50	4,432	40.9	36.1	29.8	NM	11.4	22.62	20.81	29.63	23.70	26.81	0.00
FITB(3)	Fifth Third Bancorp, (OH)	65.59	38,216	28.5	23.8	20.8	490	34.9	15.31	NA	NA	12.53	9.99	143.44
	Maximum:		38,216	50.7	42.2	33.2	799	39.6	32.52	24.17	38.49	57.79	55.92	143.44
	Minimum:		1,282	16.3	14.8	13.8	253	0.0	12.11	10.33	17.21	(11.51)	(8.92)	0.00
	Mean:		12,950	30.5	26.7	22.8	455	12.0	18.87	18.64	27.09	19.07	19.52	60.09
	Median:		7,368	29.4	26.1	22.8	419	4.9	17.23	18.71	27.06	16.86	14.58	58.82
FINN	First National of Nebraska, (NE)	3,000	1,004	10.9	9.4	7.8	120	13.3	13.33	18.02	19.22	(3.06)	5.89	81.87

Source: SNL Financial and Bloomberg LP. Financial data as of 3/31/02. Estimates from IBES.
LTM EPS = last twelve months operating earnings per share.

(1)
Peer data from Bloomberg as of 12/31/01.
(2)
90% owned by Synovus Financial Corp.
(3)
FITB's Electronic Payment Processing segment consists of 10% of total revenue.

Implied First National Valuations Based on Processing Peer Group

Implied Per Share Value Ranges

Closely-held Peer Group—Market Performance

				Price To:
										Div. Payout Ratio (%)	Avg. Daily Volume (1 Mnth.)
Ticker	Institution	5/29/02 Price ($)	Market Cap ($MMs)	LTM EPS (x)	LQA EPS (x)	2002E EPS (x)	2003E EPS (x)	Book Value (%)	Tang. BV (%)			Insider Ownership (%)
FCNCA	First Citizens BancShares, Inc., (NC)	114.23	1,197	14.0	13.0	NA	NA	132	150	11.3	6,345	44.6
BOKF	BOK Financial Corporation, (OK)	35.01	1,851	17.8	13.9	15.4	13.9	220	268	0.0	66,451	73.2
UMBF	UMB Financial Corporation, (MO)	47.74	1,053	16.8	14.7	14.1	13.0	137	149	22.7	32,963	25.4
IBOC	International Bancshares Corporation, (TX)	48.30	1,252	14.7	12.3	13.8	NA	255	313	47.6	20,331	29.5
RIGS	Riggs National Corporation, (DC)	15.80	450	NM	19.8	23.9	18.0	126	128	100.0	43,404	51.4
TCNJ	Trust Company of New Jersey (The), (NJ)	24.03	442	16.5	17.2	NA	NA	205	206	31.3	23,681	32.1
FCBN	First Citizens Bancorporation of SC, (SC)	350.00	322	9.5	7.2	NA	NA	118	145	2.1	302	46.4
IFC	Irwin Financial Corporation, (IN)	20.25	558	10.1	13.7	15.2	10.7	174	175	17.3	71,000	44.2
MBFI	MB Financial, Inc., (IL)	31.27	549	NM	13.5	12.8	11.5	183	207	25.9	18,650	35.7
BANF	BancFirst Corporation, (OK)	43.41	355	12.6	11.3	11.1	10.6	160	177	18.8	6,118	52.1
CORS	Corus Bankshares, Inc., (IL)	50.94	721	17.0	19.6	16.4	12.7	156	157	21.2	25,313	36.6
IFNC	Intrust Financial Corporation, (KS)	133.00	311	12.3	12.2	NA	NA	163	189	29.3	63	34.5
REPB	Republic Bancshares, Inc., (FL)	20.05	227	NM	NM	NM	23.6	134	152	0.0	62,963	37.4
GBCB	GBC Bancorp, (CA)	29.95	345	19.4	NM	18.2	9.7	175	175	NM	41,295	32.9
CBCL	Capitol Bancorp Ltd., (MI)	21.94	233	15.3	14.4	15.3	13.1	185	211	26.3	15,440	27.9
UBH	U.S.B. Holding Co., Inc., (NY)	15.88	293	15.0	14.2	13.5	12.3	213	224	28.1	7,754	35.0
FINB	First Indiana Corporation, (IN)	19.75	306	16.3	12.0	11.2	10.2	144	154	39.0	19,631	25.1
MVBI	Mississippi Valley Bancshares, Inc., (MO)	46.45	438	15.9	15.9	14.4	12.8	254	254	17.5	13,468	37.8
	Maximum:		1,851	19.4	19.8	23.9	23.6	255	313	100.0	71,000	73.2
	Minimum:		227	9.5	7.2	11.1	9.7	118	128	0.0	63	25.1
	Mean:		606	14.9	14.1	15.0	13.2	174	191	25.8	26,398	39.0
	Peer Median:		440	15.3	13.8	14.4	12.7	168	176	22.7	19,981	36.1
FINN	First National of Nebraska, (NE)	3,000	1,004	10.9	9.1	9.4	7.8	120	152	13.3	15	41.7

Source: SNL Financial. Financial data as of 3/31/02. Estimates from IBES.
LTM EPS = last twelve months operating earnings per share.

Implied First National Valuations Based on Closely-held Peer Group

Implied Per Share Value Ranges

SUMMARY VALUATION

Comparable Peer Group Valuation

	Average of Median Implied Values	Weighting
Widely Held	$5,320	15%
Synthetic Consumer	$5,203	30%
Processing Companies	$8,386	5%
Closely Held	$4,323	50%

Weighted Average	$4,939

Valuation Analysis: Business Component Valuation Analysis

First National Business Component Build-up Valuation

Business Component Valuation

	2002 Adjusted $ Net Income(3)	Applicable Earnings Multiple 2002 P/E		Gross Value
Consumer Banking(1)	$57,205	14.2	x	$812,181
Corporate Banking(2)	$13,245	14.1	x(4)	$186,755
Community Banking	$32,770	14.3	x(5)	$468,611
Processing	$3,223	26.1	x	$84,155

Total	$106,443			$1,551,702
Value Per Share:				$4,639

(1)
Includes mortgage business.
(2)
Includes operations.
(3)
Equally allocates transfer fund pricing costs, unallocated overhead expenses and tax adjustments over the consumer bank, corporate bank and affiliate banks.
(4)
Represents KBW's 2002 P/E multiple on regional banks.
(5)
Represents KBW's 2002 P/E multiple on community banks.

Valuation Analysis: Comparable Merger & Acquisition Analysis

Nationwide Bank Deals Since January 1, 2001—Deal Value $1 to $7 Billion

										Price To:
							LTM Efficiency Ratio (%)
Buyer Name	Target Name	Total Assets ($M)	Equity/ Assets (%)	NPAs/ Assets (%)	ROAA (%)	ROAE (%)		Annc. Date	Deal Value ($M)	Book (%)	Tang. Book (%)	LTM EPS (x)	Est. EPS (x)	1 Day Prem. (%)
Citigroup, Inc.	Golden State Bancorp Inc., (CA)	54,089	4.98	NA	0.89	18.92	52.55	5/21/02	5,889	216	283	13.3	11.7	12.71
BNP Paribas Group	United California Bank, (CA)	10,763	10.07	1.26	1.33	13.31	61.23	12/8/01	2,400	222	222	17.0	NA	NA
BNP Paribas Group	BancWest Corporation, (HI)	19,419	10.53	0.66	1.31	12.09	50.96	5/7/01	2,483	213	339	19.2	18.4	40.11
Citigroup, Inc.	European American Bank, (NY)	15,384	6.10	0.41	0.89	14.87	55.54	2/12/01	1,950	272	364	14.0	NA	NA
Royal Bank of Canada	Centura Banks, Inc., (NC)	11,482	8.33	0.47	0.88	11.10	56.42	1/26/01	2,330	238	279	23.4	15.9	29.45
BB&T Corporation	F&M National Corporation, (VA)	3,569	9.51	0.62	1.43	14.81	57.79	1/24/01	1,163	295	322	21.9	19.7	47.22
	Maximum	54,089	10.53	1.26	1.43	18.92	61.23		5,889	295	364	23.4	19.7	47.22
	Minimum	3,569	4.98	0.41	0.88	11.10	50.96		1,163	213	222	13.3	11.7	12.71
	Median	13,433	8.92	0.62	1.10	14.06	55.98		2,365	230	303	18.1	17.1	34.78
	Average	19,118	8.25	0.68	1.12	14.18	55.75		2,702	243	301	18.1	16.4	32.37
	First National of Nebraska	9,977	8.41	0.30	1.12	13.33	64.89

Sources: SNL Financial, company SEC filings.
Most recent available financial data used for comparables.
Note: Golden State is a consumer oriented thrift.

Nationwide Bank Deals—Implied Control Valuation

Implied Per Share Value Ranges

Sources: SNL Financial and SEC filings.
"LTM" = Last 12 Months; "LQA" = Latest Quarter Annualized.

Nationwide Bank Deals—Implied Control Valuation Discounted*

Implied Per Share Value Ranges

Note: Boxes indicate valuation ranges based on comparable acquisition maximum and minimum valuation multiples.
*Implied valuations discounted by Comparable Acquisition "Premium to Market" multiple average of 32.4%.

Valuation Analysis: Comparable Self-tender Analysis

Comparable Self-tenders

		Shares Tendered As a % of Shares:
							Final Tender Price to:					Earnings Per Share Accretion/(Dilution)		Book Value Per Share Accretion/(Dilution)
	Company		in Offering	Closing Date	Final Tender Price	CMV 4/18/02	30 Day Avg. Price	Trailing EPS (x)	Forward EPS (x)	BV per Share (x)	TBV per Share (x)
		Out.										(%)	($)	(%)	($)
	Main Street Trust Inc.•	NA	NA	5/31/02	$23.00	$22.80	21.8%	15.9	NA	1.27	1.27	NA	NA	NA	NA
	Summit Bank	3.6%	38.7%	3/15/02	$17.00	$16.40	18.1%	12.8	NA	1.20	1.27	NA	NA	NA	NA
T	HCB Bancshares, Inc.•	16.2%	81.2%	4/5/02	$14.75	$15.35	12.9%	27.8	NA	0.86	0.87	21%	0.11	4%	0.64
	Washington Bancorp•	0.3%	25.3%	2/15/02	$19.00	$19.30	5.6%	7.8	NA	0.82	0.90	NA	NA	NA	NA
	Chester Bancorp, Inc.	21.9%	109.3%	8/15/01	$17.75	$18.85	4.8%	19.3	18.3	1.14	1.14	NA	NA	NA	NA
T	StateFed Financial Corporation•	15.4%	100.4%	6/11/01	$11.50	$10.50	21.8%	17.7	20.9	1.02	1.02	-10%	(0.06)	14%	1.56
	Republic Bancorp, Inc.	5.2%	74.7%	3/13/01	$10.00	$12.00	40.2%	11.4	9.3	1.42	1.42	NA	NA	NA	NA
	FBL Financial Group, Inc.(1)•	3.7%	100.0%	10/26/00	$20.00	$19.92	42.3%	9.3	12.3	1.15	1.20	NA	NA	NA	NA
	BT Financial Corporation(2)*•	10.4%	103.7%	10/31/00	$19.50	NA	9.8%	16.0	18.9	1.75	1.95	37%	0.41	(9%)	-1.03
	PS Financial, Inc.*•	22.0%	110.0%	3/29/00	$12.00	NA	5.6%	11.4	12.6	1.08	1.08	15%	0.15	(1%)	-0.07
T	Hemlock Federal Finl Corp.•	26.0%	108.2%	3/1/00	$15.00	$24.50	5.2%	10.4	8.6	0.94	0.94	3%	0.04	(0%)	-0.02
	First Merchants	9.4%	94.2%	12/17/99	$28.00	$28.30	26.7%	16.7	16.9	2.55	2.60	8%	0.13	2%	0.25
	First Southern Bancshare, Inc.	18.7%	112.0%	9/30/99	$13.50	NA	18.9%	14.7	NM	1.25	1.25	9%	0.07	(4%)	-0.41
	First Commonwealth Finl Corp(3)•	6.2%	95.5%	9/29/99	$26.00	$13.96	10.5%	14.3	15.9	2.26	2.33	0%	0.00	(14%)	-1.57
	Bancfirst Corp.	12.7%	118.7%	6/1/99	$38.00	$43.00	9.2%	14.8	11.9	1.75	1.99	8%	0.19	(9%)	-2.03
T	EFC Bancorp, Inc.•	24.0%	96.1%	6/2/99	$12.00	$15.00	18.6%	16.0	13.8	0.96	0.96	NM	NA	1%	0.16
	First Banks, Inc.(4)	2.6%	78.7%	2/3/99	$21.00	$40.70	23.7%	23.7	14.6	1.80	2.10	NA	NA	NA	NA
T	WesterFed Financial Corp.*•	19.4%	98.4%	12/21/98	$20.00	NA	9.7%	14.2	12.3	1.02	1.25	9%	0.11	1%	0.29
T	Tri-County Bancorp, Inc.*•	26.8%	100.0%	12/7/98	$14.00	NA	19.3%	15.9	16.5	1.10	1.10	10%	0.08	(11%)	-1.41
T	Klamath First Bancorp, Inc.•	20.0%	100.0%	1/15/99	$19.50	$14.01	18.5%	17.6	16.5	1.25	1.37	20%	0.20	(4%)	-0.63
	S&T Bancorp, Inc.(5)	3.2%	29.4%	2/20/98	$49.00	$25.12	14.3%	20.7	16.2	2.66	2.66	3%	0.06	(24%)	-4.42
	Fauquier Bankshres(6)	3.1%	39.4%	2/25/98	$39.00	$27.64	24.8%	16.8	13.4	1.78	1.78	NA	NA	NA	NA

	Maximum	26.8%	118.7%				42.3%	27.8	20.9	2.66	2.66	37%	0.41	14%	1.56
	Minimum	0.3%	25.3%				4.8%	7.8	8.6	0.82	0.87	(10%)	(0.06)	(24%)	(4.42)
	Median	12.7%	98.4%				18.3%	15.9	14.6	1.22	1.26	9%	0.11	(2%)	(0.24)

(1)	KBW acted as investment advisor to FFG in their acquisition of Kansas Farm Bureau Life.	*	Acquired
(2)	Changed name to Promistar Financial Corporation and their ticker to PRFC effective Nov. 15, 2000.	•	KBW acted as deal manager and information agent
(3)	KBW participated in FCF's TRUP. Adjusted for 2 for 1 stock split declared 3/14/00.	T	Denotes thrift institution.
(4)	Modified to fixed purchase at 1/29/99 at $21 per share.
(5)	Adjusted for 2 for 1 stock split declared 9/23/98.
(6)	Adjusted for 2 for 1 stock split declared 3/2/98.

Comparable Self-tenders—Implied Valuations

Implied Per Share Value Ranges

Sources: SNL Financial and SEC filings.
"LTM" = Last 12 Months.

Valuation Analysis: Discounted Cash Flow Analysis

Net Present Value

	2001	2002	2003	2004	2005	2006
Assets	$10,336,854	$11,370,539	$12,507,593	$13,758,353	$15,134,188	$16,647,607
Growth		10%	10%	10%	10%	10%
Projected Net Income		$106,443	$128,294	$145,071	$175,403	$211,778

Net Present Value Analysis		2002	2003	2004	2005	2006

Excess Capital		$70,709	$43,015	$51,264	$72,215	$98,272
Terminal Value	10.5x	0	0	0	0	$2,223,669

Net Cash Flow		$70,709	$43,015	$51,264	$72,215	$2,321,941

Net Present Value	$1,436,337

per share	$4,294

Discount Rate	13.0%
Target Leverage Ratio	7.50%

Terminal Multiple

		9.5×	10.5×	11.5x

	12.0%	$4,117	$4,476	$4,835
Discount Rate	13.0%	$3,950	$4,294	$4,637
	14.0%	$3,792	$4,120	$4,449
	Average Value		$4,297

Valuation Summary & Conclusions

Process Summary

  •
  KBW's goal is to derive a Valuation Range to assist the board in its determination of the final tender offer price.

  •
  KBW weighted the various valuation methodologies employed to reflect the organizational, financial and operating characteristics of First National including:

  •
  its business component makeup

  •
  the impact of credit card receivables and related servicing and processing flow within the consumer bank segment

  •
  the historical market trading atmosphere for First National's common shares and the resulting lack of marketability condition

  •
  the pro-forma financial impact of the tender offer on First National

  •
  To reflect the relative additional lack of marketability inherent in First National's shares versus the public company comparables utilized in its analysis, KBW applied a 15% - 25% discount to the total weighted average value of the valuation methodologies.

Valuation Summary

(1)
Average of median implied values that were derived from using various valuation multiples (ie price to book, price to earnings, etc.).
(2)
Average of Comparable Public ($4,939) and Business Component Valuation ($4,639) implied values.

Valuation Summary

First National Data 3/31/02		5/29/02	Valuation Range
	Price to:	$3,000	$3,100	$3,200	$3,300	$3,400	$3,500
$ 275.25	LTM EPS	10.9x	11.3x	11.6x	12.0x	12.4x	12.7x
$ 330.04	LQA EPS	9.1x	9.4x	9.7x	10.0x	10.3x	10.6x
$ 318.22	2002 EPS	9.4x	9.7x	10.1x	10.4x	10.7x	11.0x
$ 383.54	2003 EPS	7.8x	8.1x	8.3x	8.6x	8.9x	9.1x
$2,509.80	Book Value	120%	124%	128%	131%	135%	139%
$1,978.54	Tang. Book Value	152%	157%	162%	167%	172%	177%
	Market Premium:
$3,000.00	Current	0%	3%	7%	10%	13%	17%
$2,601.25	90 Day Average*	15%	19%	23%	27%	31%	35%

"LTM" = Last 12 Months; "LQA" = Latest Quarter Annualized.

*
90 Day Average inclusive of reported OTC Bulletin Board transactions and private transactions as reported by First National.

Final Valuation Range Conclusion

  •
  Total Transaction Size Sensitivity

First National Tender Offer Price Per Share

		$3,100	$3,150	$3,200	$3,250	$3,300	$3,350	$3,400	$3,450	$3,500
	3,000	$9,300,000	$9,450,000	$9,600,000	$9,750,000	$9,900,000	$10,050,000	$10,200,000	$10,350,000	$10,500,000
Shares Tendered	5,000	$15,500,000	$15,750,000	$16,000,000	$16,250,000	$16,500,000	$16,750,000	$17,000,000	$17,250,000	$17,500,000
	7,000	$21,700,000	$22,050,000	$22,400,000	$22,750,000	$23,100,000	$23,450,000	$23,800,000	$24,150,000	$24,500,000
	9,000	$27,900,000	$28,350,000	$28,800,000	$29,250,000	$29,700,000	$30,150,000	$30,600,000	$31,050,000	$31,500,000
	11,000	$34,100,000	$34,650,000	$35,200,000	$35,750,000	$36,300,000	$36,850,000	$37,400,000	$37,950,000	$38,500,000
	13,000	$40,300,000	$40,950,000	$41,600,000	$42,250,000	$42,900,000	$43,550,000	$44,200,000	$44,850,000	$45,500,000
	15,000	$46,500,000	$47,250,000	$48,000,000	$48,750,000	$49,500,000	$50,250,000	$51,000,000	$51,750,000	$52,500,000

SUMMARY VALUATION

Comparable Peer Group Valuation			Business Component Valuation
	Average of Median Implied Values	Weighting		2002 Adjusted $ Net Income(3)	Applicable Earnings Multiple 2002 P/E		Gross Value
Widely Held	$5,320	15%	Consumer Banking(1)	$57,205	14.2x		$812,181
Synthetic Consumer	$5,203	30%	Corporate Banking(2)	$13,245	14.1x	(4)	$186,755
Processing Companies	$8,386	5%	Community Banking	$32,770	14.3x	(5)	$468,611
Closely Held	$4,323	50%	Processing	$3,223	26.1x		$84,155

Weighted Average	$4,939		Total	$106,443			$1,551,702

				Value Per Share:			$4,639

(1)
Includes mortgage business.
(2)
Includes operations.
(3)
Equally allocates transfer fund pricing costs, unallocated overhead expenses and tax adjustments over the consumer bank, corporate bank and affiliate banks.
(4)
Represents KBW's 2002 P/E multiple on regional banks.
(5)
Represents KBW's 2002 P/E multiple on community banks.

Average
$4,789

Nationwide Bank Deals—Implied Control Valuation Discounted*

Implied Per Share Value Ranges

Note: Boxes indicate valuation ranges based on comparable acquisition maximum and minimum valuation multiples.
*Implied valuations discounted by Comparable Acquisition "Premium to Market" multiple average of 32.4%.

Comparable Self-tenders—Implied Valuations

Implied Per Share Value Ranges

Sources: SNL Financial and SEC filings.
"LTM" = Last 12 Months.

Net Present Value

	2001	2002	2003	2004	2005	2006
Assets	$10,336,854	$11,370,539	$12,507,593	$13,758,353	$15,134,188	$16,647,607
Growth		10%	10%	10%	10%	10%
Projected Net Income		$106,443	$128,294	$145,071	$175,403	$211,778

Net Present Value Analysis		2002	2003	2004	2005	2006

Excess Capital		$70,709	$43,015	$51,264	$72,215	$98,272
Terminal Value	10.5x	0	0	0	0	$2,223,669

Net Cash Flow		$70,709	$43,015	$51,264	$72,215	$2,321,941

Net Present Value	$1,436,337

per share	$4,294

Discount Rate	13.0%
Target Leverage Ratio	7.50%

Terminal Multiple

		9.5×	10.5×	11.5×

	12.0%	$4,117	$4,476	$4,835
Discount Rate	13.0%	$3,950	$4,294	$4,637
	14.0%	$3,792	$4,120	$4,449
	Average Value		$4,297

Financial Impact of Tender to Remaining Shareholders

First National Tender Offer Assumptions

  •
  The median earnings and book value accretion/(dilution) of Comparable Tenders were calculated to compare with the financial impact of the proposed Tender Offer to remaining shareholders. The analysis assumes:

    Numbers in (000s) except per share amounts.

Basic Shares Outstanding as of 3/31/02	331	Shares
Diluted Shares Outstanding as of 3/31/02	335	Shares
2002 Estimated:
Earnings	$106,443
Diluted GAAP EPS	$318.22
2003 Estimated:
Earnings	$128,294
Diluted GAAP EPS	$383.54
Earnings Growth 2002 - 2003	20.53%
Repurchase Assumptions
Current Stock Price (5/29/02)	$3,000
2002 Estimated P/E	9.4x
Premium Over Current Stock Price	3.3%		16.7%
Tender Offer Valuation Range	$3,100	-	$3,500
2002 Premium Adjusted Estimated P/E	9.7x		11.0x
Financing Assumptions
Cost of Funding	6.50%
After-tax Cost Saves from De-registration	$260
Effective Tax Rate	35.00%

Tender Offer Price Sensitivity

Assumes an 8,000 Share Repurchase

		Earnings Per Share Impact				Book Value Per Share Impact
Tender Offer Price	2002 P/E	% Change in 2002 EPS	% Change in 2003 EPS	$ Acc in 2002 EPS	$ Acc in 2003 EPS	% Change in 2002 BV	% Change in 2003 BV	$ Accretion/ (Dilution) in 2002	$ Accretion/ (Dilution) in 2003
$3,100	9.7	0.90%	1.82%	$2.87	$6.98	(0.26)%	(0.03)%	$(7.34)	$(0.90)
$3,150	9.9	0.89%	1.81%	$2.85	$6.93	(0.31)%	(0.07)%	$(8.61)	$(2.22)
$3,200	10.1	0.89%	1.79%	$2.82	$6.88	(0.35)%	(0.11)%	$(9.87)	$(3.54)
$3,250	10.2	0.88%	1.78%	$2.80	$6.83	(0.40)%	(0.15)%	$(11.14)	$(4.86)
$3,300	10.4	0.87%	1.77%	$2.77	$6.78	(0.44)%	(0.20)%	$(12.41)	$(6.18)
$3,350	10.5	0.86%	1.75%	$2.74	$6.73	(0.49)%	(0.24)%	$(13.67)	$(7.50)
$3,400	10.7	0.85%	1.74%	$2.72	$6.67	(0.53)%	(0.28)%	$(14.94)	$(8.81)
$3,450	10.8	0.85%	1.73%	$2.69	$6.62	(0.58)%	(0.32)%	$(16.21)	$(10.13)
$3,500	11.0	0.84%	1.71%	$2.67	$6.57	(0.62)%	(0.36)%	$(17.47)	$(11.45)

Financial Impact Sensitivity of the Number of Shares Tendered

Numbers in (000s) except per share amounts.

  •
  Assumes a $3,100 Tender Offer Price

				2002		2003		2002		2003
Percent of Basic Shares Repurch.	Number of Total Shares Tendered	Amount of Repurch.	Net After-tax Financing Cost	Est. GAAP EPS	Change In GAAP EPS	Est. GAAP EPS	Change In GAAP EPS	Book Value Per Share	% Change Book Value	Book Value Per Share	% Change Book Value
0.0%	0.000	$0	$0	$318.22	0.00%	$383.54	0.00%	$2,817.97	0.00%	$3,153.08	0.00%
0.6	2.000	6,200	262	319.51	0.41	385.84	0.60	$2,816.78	(0.04)	3,154.08	0.03
1.1	4.000	12,400	524	320.03	0.57	387.38	1.00	$2,814.75	(0.11)	3,153.45	0.01
1.6	6.000	18,600	786	320.56	0.74	388.94	1.41	$2,812.70	(0.19)	3,152.82	(0.01)

2.1	8.000	24,800	1,048	321.09	0.90	390.52	1.82	$2,810.63	(0.26)	3,152.18	(0.03)

2.6	10.000	31,000	1,310	321.62	1.07	392.12	2.24	$2,808.53	(0.34)	3,151.53	(0.05)
3.1	12.000	37,200	1,572	322.15	1.24	393.74	2.66	$2,806.40	(0.41)	3,150.87	(0.07)
3.6	14.000	43,400	1,834	322.69	1.41	395.38	3.09	$2,804.25	(0.49)	3,150.20	(0.09)
  •
  Assumes a $3,500 Tender Offer Price

				2002		2003		2002		2003
Percent of Basic Shares Repurch.	Number of Total Shares Tendered	Amount of Repurch.	Net After-tax Financing Cost	Est. GAAP EPS	Change In GAAP EPS	Est. GAAP EPS	Change In GAAP EPS	Book Value Per Share	% Change Book Value	Book Value Per Share	% Change Book Value
0.0%	0.000	$0	$0	$318.22	0.00%	$383.54	0.00%	$2,817.97	0.00%	$3,153.08	0.00%
0.6	2.000	7,000	296	319.46	0.39	385.74	0.57	$2,814.29	(0.13)	3,151.49	(0.05)
1.1	4.000	14,000	592	319.93	0.54	387.18	0.95	$2,809.75	(0.29)	3,148.24	(0.15)
1.6	6.000	21,000	887	320.41	0.69	388.64	1.33	$2,805.15	(0.45)	3,144.96	(0.26)

2.1	8.000	28,000	1,183	320.88	0.84	390.11	1.71	$2,800.50	(0.62)	3,141.63	(0.36)

2.6	10.000	35,000	1,479	321.36	0.99	391.60	2.10	$2,795.78	(0.79)	3,138.26	(0.47)
3.1	12.000	42,000	1,775	321.84	1.14	393.11	2.50	$2,791.01	(0.96)	3,134.85	(0.58)
3.6	14.000	49,000	2,070	322.33	1.29	394.65	2.90	$2,786.18	(1.13)	3,131.39	(0.69)

Repurchase based on basic shares outstanding.

Financial Impact Sensitivity of the Number of Shares Tendered

Numbers in (000s)

  •
  Assumes a $3,100 Tender Offer Price

	2002			2003
Number of Total Shares Tendered	Equity/Assets	ROAA	ROAE	Equity/Assets	ROAA	ROAE
0.000%	8.54%	1.02%	12.02%	8.51%	1.11%	13.00%
2.000	8.49	1.02	12.12	8.47	1.11	13.08
4.000	8.44	1.02	12.19	8.42	1.11	13.14
6.000	8.39	1.02	12.26	8.37	1.11	13.20

8.000	8.33	1.02	12.34	8.32	1.10	13.26

10.000	8.28	1.02	12.41	8.27	1.10	13.32
12.000	8.23	1.02	12.49	8.23	1.10	13.38
14.000	8.17	1.02	12.57	8.18	1.10	13.45
  •
  Assumes a $3,500 Tender Offer Price

	2002			2003
Number of Total Shares Tendered	Equity/Assets	ROAA	ROAE	Equity/Assets	ROAA	ROAE
0.000%	8.54%	1.02%	12.02%	8.51%	1.11%	13.00%
2.000	8.49	1.02	12.13	8.46	1.11	13.09
4.000	8.43	1.02	12.21	8.41	1.11	13.15
6.000	8.37	1.02	12.29	8.35	1.11	13.22

8.000	8.31	1.02	12.38	8.30	1.10	13.29

10.000	8.25	1.02	12.46	8.24	1.10	13.36
12.000	8.19	1.02	12.55	8.19	1.10	13.43
14.000	8.13	1.01	12.64	8.13	1.10	13.51

ROA data assume 12.3% balance sheet growth. ROE data assume $44.00 cash dividend per share.

Capital Impact

  •
  Assumes a $3,100 Tender Offer Price

					Trup Issued
	Number of Total Shares Tendered
Basic Shares Repurch.		Amount of Repurch.	Required Trust Pref for Financing	Current Allowable Tier 1 Trust Pref	Tier 1 Allowable Trust Pref	Remaining Trust Pref For Tier 2	Tier 1 Capital	Total Capital	Tier 1 Leverage Ratio	Tier 1 Capital Ratio	Total Capital Ratio
0.0%	0.000	$0	$0	$294,064	$0	$0	704,486	889,778	7.08%	8.49%	10.72%
0.6	2.000	6,200	6,200	291,997	0	0	698,286	883,578	7.02	8.41	10.64
1.1	4.000	12,400	12,400	289,930	0	0	692,086	877,378	6.96	8.34	10.57
1.6	6.000	18,600	18,600	287,864	0	0	685,886	871,178	6.90	8.26	10.49

2.1	8.000	24,800	24,800	285,797	0	0	679,686	864,978	6.84	8.19	10.42

2.6	10.000	31,000	31,000	283,730	0	0	673,486	858,778	6.77	8.11	10.34
3.1	12.000	37,200	37,200	281,664	0	0	667,286	852,578	6.71	8.04	10.27
3.6	14.000	43,400	43,400	279,597	0	0	661,086	846,378	6.65	7.96	10.19
  •
  Assumes a $3,500 Tender Offer Price

					Trup Issued
	Number of Total Shares Tendered
Basic Shares Repurch.		Amount of Repurch.	Required Trust Pref for Financing	Current Allowable Tier 1 Trust Pref	Tier 1 Allowable Trust Pref	Remaining Trust Pref For Tier 2	Tier 1 Capital	Total Capital	Tier 1 Leverage Ratio	Tier 1 Capital Ratio	Total Capital Ratio
0.0%	0.000	$0	$0	$294,064	$0	$0	704,486	889,778	7.08%	8.49%	10.72%
0.6	2.000	7,000	7,000	291,730	0	0	697,486	882,778	7.01	8.40	10.63
1.1	4.000	14,000	14,000	289,397	0	0	690,486	875,778	6.94	8.32	10.55
1.6	6.000	21,000	21,000	287,064	0	0	683,486	868,778	6.87	8.23	10.46

2.1	8.000	28,000	28,000	284,730	0	0	676,486	861,778	6.80	8.15	10.38

2.6	10.000	35,000	35,000	282,397	0	0	669,486	854,778	6.73	8.06	10.30
3.1	12.000	42,000	42,000	280,064	0	0	662,486	847,778	6.66	7.98	10.21
3.6	14.000	49,000	49,000	277,730	0	0	655,486	840,778	6.59	7.90	10.13

Assumes no new tier 1 or 2 capital is issued.

Appendix

Widely Held Bank Holding Company Peer Group—Financial Performance

									3 Year CAGR
	Institution	Assets ($MMs)	Leverage Ratio (%)	Tier 1 Capital Ratio (%)	Total Capital Ratio (%)	NPAs/ Lns&REO (%)	Reserves/ Loans (%)	NCO's/Avg. Loans (%)	Oper. EPS (%)	Rev. (%)	Oper. ROAA (%)	Oper. ROAE (%)	NIM (%)	Efficiency Ratio (%)	Insider Ownership (%)
1	Associated Banc-Corp, (WI)	14,328	7.28	9.43	12.73	0.71	1.48	0.31	6.92	4.66	1.52	18.15	3.92	47.96	4.0
2	Colonial BancGroup, Inc., (AL)	13,184	7.45	8.59	12.18	0.66	1.26	0.25	12.68	8.63	1.08	15.63	3.70	52.73	7.9
3	Commerce Bancorp, Inc., (NJ)	12,485	7.57	12.94	14.51	0.40	1.47	0.14	30.17	27.51	1.09	19.00	4.78	68.45	13.0
4	Commerce Bancshares, Inc., (MO)	12,268	10.05	12.78	14.15	0.38	1.71	0.39	8.99	5.25	1.53	14.43	4.28	59.56	10.6
5	City National Corporation, (CA)	11,217	7.41	9.17	13.66	0.65	2.01	0.37	14.15	16.27	1.68	18.42	5.27	47.85	19.9
6	TCF Financial Corporation, (MN)	11,171	6.92	10.42	11.44	0.86	0.93	0.43	19.47	7.22	1.82	22.40	4.83	59.64	8.3
7	First Virginia Banks, Inc., (VA)	10,788	9.53	13.88	14.90	0.30	1.11	0.16	7.63	1.20	1.60	14.47	4.93	53.66	2.4
8	FirstMerit Corporation, (OH)	10,233	7.97	9.33	12.31	0.99	1.67	1.04	15.04	5.09	1.60	17.87	4.42	46.21	4.8
9	Mercantile Bankshares Corp., (MD)	9,988	11.61	15.80	17.13	0.74	2.07	0.06	7.01	6.53	1.89	15.04	4.66	45.80	1.0
10	BancorpSouth, Inc., (MS)	9,817	9.13	10.05	11.04	0.42	1.37	0.39	0.31	5.66	1.23	14.58	4.32	59.20	7.5
11	Sky Financial Group Inc., (OH)	9,461	7.60	9.20	11.10	0.62	1.60	0.46	13.42	3.10	1.34	18.52	3.90	50.00	5.2
12	Valley National Bancorp, (NJ)	8,581	9.84	13.42	14.47	0.30	1.21	0.25	5.77	11.60	1.86	23.46	4.49	44.66	9.4
13	Greater Bay Bancorp, (CA)	8,330	7.67	10.31	11.99	0.74	2.79	1.39	26.91	33.00	1.37	20.01	4.91	47.36	10.1
14	Cullen/Frost Bankers, Inc., (TX)	8,072	7.90	10.54	14.43	0.89	1.70	0.21	3.57	8.08	1.37	18.11	4.63	60.78	7.8
15	Fulton Financial Corporation, (PA)	7,825	9.91	12.84	14.07	0.44	1.34	0.19	7.97	10.79	1.63	15.32	4.40	51.67	4.4
16	Citizens Banking Corporation, (MI)	7,482	8.08	10.21	11.46	1.37	1.43	0.36	2.31	3.62	1.27	13.76	4.42	58.52	4.9
17	Whitney Holding Corporation, (LA)	7,069	8.68	12.45	13.70	1.06	1.65	0.27	NA	8.41	1.22	12.09	4.41	58.87	7.4
18	Hudson United Bancorp, (NJ)	6,825	5.94	8.16	10.82	0.42	1.63	2.57	12.79	(0.51)	0.35	6.19	4.67	52.44	5.4
19	Trustmark Corporation, (MS)	6,771	8.84	13.68	14.93	1.06	1.73	0.42	12.76	7.37	1.83	18.69	4.88	47.54	18.2
20	F.N.B. Corporation, (FL)	6,732	8.30	10.60	11.80	0.67	1.35	0.36	8.88	12.78	1.13	12.93	4.61	60.72	3.6
21	South Financial Group, Inc. (The), (SC)	6,058	6.56	8.87	10.90	1.34	1.20	0.60	1.09	8.34	0.92	12.10	3.84	56.58	4.6
22	First Midwest Bancorp, Inc., (IL)	5,843	7.45	9.94	11.05	0.58	1.42	0.60	12.10	4.12	1.53	19.13	4.32	47.75	5.5
23	Community First Bankshares, Inc., (ND)	5,658	6.63	8.92	12.85	0.65	1.52	0.31	11.87	1.35	1.36	21.72	5.29	59.13	9.0
24	United Bankshares, Inc., (WV)	5,558	7.74	10.31	11.71	0.63	1.37	0.20	12.82	5.80	1.61	17.11	4.12	44.88	15.4
25	Susquehanna Bancshares, Inc., (PA)	5,166	8.60	10.70	12.20	0.56	1.06	0.16	3.57	10.56	1.15	11.87	3.89	64.18	6.9
	Maximum:	14,328	11.61	15.80	17.13	1.37	2.79	2.57	30.17	33.00	1.89	23.46	5.29	68.45	19.9
	Minimum:	5,166	5.94	8.16	10.82	0.30	0.93	0.06	0.31	(0.51)	0.35	6.19	3.70	44.66	1.0

	Peer Median:	8,330	7.90	10.31	12.31	0.65	1.47	0.36	10.43	7.22	1.37	17.11	4.42	52.73	7.4
	First National of Nebraska, (NE)	9,977	7.08	8.49	10.72	0.43	1.74	2.06	(3.06)	5.89	1.12	13.33	5.68	66.37	41.7

Source: SNL Financial. Data as of 3/31/02.

Synthetic Consumer Peer Group—Financial Performance

	Institution	Assets ($MMs)	Equity/ Assets (%)	Tangible Equity/ Assets (%)	NPAs/ Lns&REO (%)	Reserves/ Loans (%)	NCOs/ Avg Loans (%)	EPS CAGR '98 - '01 (%)	Rev. CAGR '98 - '01 (%)	ROAA (%)	ROAE (%)	NIM (%)
1	Citigroup, Inc., (NY)	1,057,657	7.91	5.20	2.76	2.79	2.25	28.04	13.48	1.84	23.29	4.50
2	Washington Mutual, Inc., (WA)	275,223	6.59	4.32	1.98	1.11	0.26	22.59	14.01	1.34	20.71	3.76
3	Bank One Corporation, (IL)	262,947	7.95	7.22	2.66	3.06	1.76	(4.41)	(2.20)	1.20	15.09	3.86
4	American Express Company, (NY)	146,783	8.51	7.68	NA	3.90	NA	(13.99)	137.76	1.66	20.15	3.26
5	KeyCorp, (OH)	81,359	7.87	6.57	1.58	2.51	1.35	(45.05)	2.76	1.19	15.31	3.90
6	MBNA Corporation, (DE)	46,510	16.74	11.98	2.21	6.22	7.71	25.56	29.29	3.26	19.16	5.73
7	Countrywide Credit Industries, Inc., (CA)	42,614	9.86	9.86	NA	NA	NA	7.98	25.29	1.68	16.17	NA
8	Charter One Financial, Inc., (OH)	37,704	7.58	6.72	1.12	1.05	0.40	20.60	6.17	1.49	19.35	3.26
9	Sovereign Bancorp, Inc., (PA)	36,833	6.52	2.75	1.08	1.33	0.71	(17.34)	36.26	0.76	11.76	3.53
10	Capital One Financial Corporation, (VA)	31,265	11.77	NA	0.00	4.05	3.50	30.15	40.88	2.51	21.05	8.56
11	Huntington Bancshares Incorporated, (OH)	24,746	9.84	9.06	1.17	2.00	1.09	(15.34)	1.96	1.47	16.50	4.11
12	Providian Financial Corporation, (CA)	18,729	10.09	NA	NA	17.02	NA	(21.68)	36.83	0.21	2.04	7.92
13	TCF Financial Corporation, (MN)	11,171	8.25	6.97	0.86	0.93	0.43	15.33	7.22	2.01	24.68	4.83
14	New York Community Bancorp, Inc., (NY)	9,270	10.75	3.67	0.21	0.73	0.00	31.45	55.88	2.00	18.88	4.09
15	Independence Community Bank Corp., (NY)	7,910	11.10	8.88	0.51	1.38	(0.02)	NA	28.23	1.50	13.07	4.22
	Maximum:	1,057,657	16.74	11.98	2.76	17.02	7.71	31.45	137.76	3.26	24.68	8.56
	Minimum:	7,910	6.52	2.75	0.00	0.73	(0.02)	(45.05)	(2.20)	0.21	2.04	3.26
	Mean:	139,381	9.42	6.99	1.35	3.43	1.62	4.56	28.92	1.61	17.15	4.68

	Median:	37,704	8.51	6.97	1.15	2.26	0.90	11.65	25.29	1.50	18.88	4.10
	First National of Nebraska, Inc., (NE)	9,977	8.41	6.75	0.43	1.74	2.06	(3.06)	5.89	1.12	13.33	5.68

Source: SNL Financial. Data as of 3/31/02.

Closely-held Peer Group—Financial Performance

										3 Year CAGR
	Institution	Assets ($MMs)	Leverage Ratio (%)	Tier 1 Capital Ratio (%)	Total Capital Ratio (%)	NPAs/ Lns&REO (%)		Reserves/ Loans (%)	NCO's/Avg. Loans (%)	Oper. EPS (%)	Rev. (%)	Oper. ROAA (%)	Oper. ROAE (%)	NIM (%)	Efficiency Ratio (%)	Insider Ownership (%)
1	First Citizens BancShares, Inc., (NC)	11,746	8.99	13.20	14.53	0.42		1.50	0.24	6.18	7.09	0.79	10.28	3.76	72.33	44.6
2	BOK Financial Corporation, (OK)	10,857	6.63	8.49	11.99	0.80		1.72	0.32	9.70	16.25	1.40	17.68	3.72	53.15	73.2
3	UMB Financial Corporation, (MO)	8,286	8.37	16.12	16.95	0.72		1.36	0.28	4.34	5.82	0.86	9.23	3.07	75.97	25.4
4	International Bancshares Corporation, (TX)	6,141	6.16	13.91	15.16	0.51	(1)	1.56	0.13	19.55	14.08	1.67	21.13	3.94	45.32	29.5
5	Riggs National Corporation, (DC)	5,860	8.13	15.24	23.60	0.14		0.96	0.13	NM	0.96	0.38	6.27	3.58	77.58	51.4
6	Trust Company of New Jersey (The), (NJ)	4,050	5.62	10.08	10.52	1.04		0.53	0.07	2.74	8.88	0.65	11.92	3.15	69.26	32.1
7	First Citizens Bancorporation of SC, (SC)	3,682	7.45	11.78	13.03	0.26	(1)	1.78	0.25	7.85	13.35	1.23	16.18	4.33	62.09	46.4
8	Irwin Financial Corporation, (IN)	3,543	11.61	9.39	12.76	1.01		1.33	0.40	18.69	14.69	1.08	13.74	5.84	74.12	44.2
9	MB Financial, Inc., (IL)	3,429	8.25	11.08	12.94	0.82		1.17	0.58	38.14	61.37	1.20	13.83	4.02	51.02	35.7
10	BancFirst Corporation, (OK)	2,749	8.06	11.02	12.25	1.01		1.38	0.33	10.21	6.65	1.16	14.06	4.37	63.12	52.1
11	Corus Bankshares, Inc., (IL)	2,654	15.94	18.02	20.68	0.14		2.53	0.06	9.29	1.04	1.41	8.26	3.62	45.71	36.6
12	Intrust Financial Corporation, (KS)	2,521	9.10	11.10	12.40	0.96	(1)	1.56	0.23	13.44	7.89	1.02	13.60	3.90	62.86	34.5
13	Republic Bancshares, Inc., (FL)	2,513	7.34	11.81	15.00	3.79		2.10	0.79	(8.59)	(13.86)	0.17	2.49	3.26	81.05	37.4
14	GBC Bancorp, (CA)	2,512	7.82	10.65	14.13	4.88		3.05	2.15	0.51	8.40	(0.48)	(5.51)	4.03	38.30	32.9
15	Capitol Bancorp Ltd., (MI)	2,174	9.59	10.54	11.85	1.08		1.38	0.13	23.31	35.08	0.58	14.91	4.65	73.35	27.9
16	U.S.B. Holding Co., Inc., (NY)	2,045	8.34	12.89	13.90	1.67		1.06	0.20	12.01	12.71	1.03	15.52	3.63	47.55	35.0
17	First Indiana Corporation, (IN)	2,045	9.79	10.55	11.81	2.46		2.21	0.36	6.95	10.88	1.26	12.07	3.60	57.57	25.1
18	Mississippi Valley Bancshares, Inc., (MO)	2,042	8.75	10.75	12.00	0.58		1.77	0.08	(0.37)	10.91	1.37	17.29	3.75	42.06	37.8
	Maximum:	11,746	15.94	18.02	23.60	4.88		3.05	2.15	38.14	61.37	1.67	21.13	5.84	81.05	73.2
	Minimum:	2,042	5.62	8.49	10.52	0.14		0.53	0.06	(8.59)	(13.86)	(0.48)	(5.51)	3.07	38.30	25.1
	Mean:	4,381	8.66	12.03	14.19	1.24		1.61	0.37	10.23	12.34	0.93	11.83	3.90	60.69	39.0

	Median:	3,089	8.30	11.09	12.99	0.89		1.53	0.25	9.29	9.88	1.06	13.67	3.76	62.48	36.1
	First National of Nebraska, (NE)	9,977	7.08	8.49	10.72	0.43		1.74	2.06	(3.06)	5.89	1.12	13.33	5.68	66.37	41.7

Source: SNL Financial. Data as of 3/31/02.
1-Data as of 12/31/01.